PRUDENTIAL PACIFIC GROWTH FUND, INC.
                              One Seaport Plaza
                          New York, New York  10292



                                                            December 26, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Prudential Pacific Growth Fund, Inc.
               File Nos. 33-42391 and 811-6391

Ladies and Gentlemen:

     On behalf of Prudential Pacific Growth Fund, Inc. enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24f-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System.

     If you have any questions relating to the foregoing, please call the undersigned at (212) 214-3118.

                                   Yours truly,


                                   /s/ Ellyn C. Acker
                                   Ellyn C. Acker
                                   Assistant Secretary



Enclosures



PGF/24F2-95.LTR